Exhibit 10.13
SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
     THIS SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the “Agreement”) is made as of December 26, 2007, by and among LogMeIn, Inc., a Delaware corporation (the “Company”), and each of the holders of the Company’s Series A Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock listed on Schedule A hereto (each, individually, an “Investor”, and collectively, the “Investors”).
RECITALS
     WHEREAS, pursuant to the Series A Preferred Stock Purchase Agreement, dated as of October 15, 2004, certain of the Investors previously acquired shares of the Company’s Series A Preferred Stock;
     WHEREAS, pursuant to the Series B Preferred Stock Purchase Agreement, dated as of December 5, 2005, certain of the Investors previously acquired shares of the Company’s Series B Preferred Stock;
     WHEREAS, the Company and Investors are parties to that certain Amended and Restated Investor Rights Agreement, dated as of December 5, 2005 (the “Prior Agreement”);
     WHEREAS, the Company and certain of the Investors are parties to that certain Series B-1 Preferred Stock Purchase Agreement as of even date herewith (the “Purchase Agreement”); and
     WHEREAS, in order to induce the Company to enter into the Purchase Agreement and to induce the Investors that are parties to the Purchase Agreement to invest funds in the Company pursuant to the Purchase Agreement, the Company and the Investors party hereto (representing at least 60% of the outstanding Registrable Securities (as defined in the Prior Agreement) hereby agree (i) to amend and restate the Prior Agreement in its entirety on the terms and conditions contained herein and (ii) that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock issuable to the Investors, to receive certain information from the Company, to participate in future equity offerings by the Company and certain other matters as set forth in this Agreement.
     NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:
     1. Definitions. For purposes of this Agreement:
          1.1 The term “Affiliate” shall mean with respect to any individual, corporation, partnership, association, trust, or any other entity (in each case, a “Person”), any Person which, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation any general partner, officer or director of such Person and any venture capital fund now or hereafter existing which is controlled by or under common control with one or more general partners or shares the same management company with such Person.

          1.2 The term “Charter” shall mean the Company’s Fifth Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of Delaware on or about December 26, 2007, as the same may be amended or restated from time to time.
          1.3 The term “Common Stock” shall mean shares of the Company’s common stock, par value $0.01 per share.
          1.4 The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
          1.5 The term “Form S 3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.
          1.6 The term “GAAP” shall mean generally accepted accounting principles in the United States.
          1.7 The term “Holder” shall mean any Person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 2.12 hereof.
          1.8 The term “Immediate Family Member” shall mean a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a person referred to herein.
          1.9 The term “Initiating Holders” means, collectively, any Holders who properly initiate a registration request under this Agreement.
          1.10 The term “Key Employee” means each of Michael Simon, Marton Anka and Jim Kelliher, as well as any non-executive-level employee who either alone or in concert with others develops, invents, programs or designs any Company Intellectual Property (as defined in the Purchase Agreement).
          1.11 The term “Major Investor” means, any Investor that, together with such Investor’s Affiliates, holds at least 2,200,000 shares of Registrable Securities (appropriately adjusted for any stock split, dividend, combination or other recapitalization effected after the date hereof).
          1.12 The term “New Securities” shall mean equity securities of the Company, whether now authorized or not, or rights, options, or warrants to purchase said equity securities, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for said equity securities.
          1.13 The term “Preferred Director” means those members of the Company’s Board of Directors designated and elected by the holders of the Company’s Preferred Stock in accordance with the Charter and the Voting Agreement.

          1.14 The term “Preferred Stock” shall mean, collectively, shares of the Company’s Series A Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock.
          1.15 The term “Prior Agreement” shall have the meaning designated in the Recitals of this Agreement.
          1.16 The term “Qualified IPO” means the closing of the sale of shares of Common Stock to the public at a price of at least $4.50 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, resulting in at least $50 million of gross proceeds to the Company.
          1.17 The term “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.
          1.18 The term “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock, (ii) any Common Stock of the Company owned by the Investors as of the date hereof or acquired by the Investors after the date hereof, including, without limitation, any Common Stock issued or issuable upon conversion of any capital stock of the Company acquired by the Investors after the date hereof, and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in clause (i) and (ii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under Section 2 hereof are not assigned or any shares for which registration rights have terminated pursuant to Section 2.15 of this agreement.
          1.19 The term “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.
          1.20 The term “SEC” means the Securities and Exchange Commission.
          1.21 The term “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.
          1.22 The term “SEC Rule 144(k)” means Rule 144(k) promulgated by the SEC under the Securities Act.
          1.23 The term “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.
          1.24 The term “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          1.25 The term “Series A Preferred Stock” means shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share.
          1.26 The term “Series B Preferred Stock” means shares of the Company’s Series B Convertible Preferred Stock, par value $0.01 per share.
          1.27 The term “Series B-1 Preferred Stock” means shares of the Company’s Series B Convertible Preferred Stock, par value $0.01 per share.
          1.28 The term “TCEE” shall mean collectively Technologieholding Central and Eastern European Fund NV and Technologieholding Central and Eastern Europeanparallel Fund BV.
          1.29 The term “Violation” means losses, claims, damages, or liabilities (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by any other party hereto, of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law.
          1.30 The term “Voting Agreement” has the meaning set forth in Section 3.3.
     2. Registration Rights. The Company covenants and agrees as follows:
          2.1 Request for Registration.
               (a) If the Company shall receive at any time after (i) four (4) years after the date of this Agreement or (ii) 180 days after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), if earlier, a written request from the Holders of 60% of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of the Registrable Securities then outstanding, then the Company shall:
                    (i) within ten (10) days of the receipt thereof, give written notice of such request to all Holders;
                    (ii) as soon as practicable, and in any event within ninety (90) days of the receipt of such request, file a registration statement under the Securities Act covering all Registrable Securities which the Holders request to be registered, subject to the limitations of subsection 2.1(b), within twenty (20) days of the mailing of such notice by the Company in accordance with Section 6.5; and

                    (iii) use its best efforts to cause such registration statement to be declared effective by the SEC as soon as practicable but in no event later than 90 days after such request.
               (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 2.1(a) and the Company shall include such information in the written notice referred to in subsection 2.1(a). The underwriter will be selected by the Initiating Holders subject only to the reasonable approval of the Company. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 2.3(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 2.1, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.
               (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.1 a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be materially detrimental to the Company and its stockholders for such registration statement to become effective or to remain effective as long as such registration statement would otherwise be required to remain effective because such action (x) would materially interfere with a significant acquisition, corporate reorganization or other similar transaction involving the Company, (y) would require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or (z) would render the Company unable to comply with requirements under the Securities Act or Exchange Act, the Company shall have the right to defer taking action with respect to such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period and provided, further that the Company shall not register any securities for the account of itself or any other stockholder during such one hundred twenty (120) day period other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable

Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered).
               (d) Notwithstanding anything in this Section 2.1 to the contrary, the Company shall not be required to consummate more than two (2) offerings pursuant to this Section 2.1.
     A registration statement shall not be counted until such time as such registration statement has been declared effective by the SEC (unless the Initiating Holders withdraw their request for such registration (other than as a result of information concerning the business or financial condition of the Company which is made known to the Investors after the date on which such registration was requested) and elect not to pay the registration expenses therefor pursuant to Section 2.5). A registration statement shall not be counted if, as a result of an exercise of the underwriter’s cut-back provisions, fewer than 50% of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.
          2.2 Company Registration. If the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 6.5, the Company shall, subject to the provisions of Section 2.7, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.6 hereof.
          2.3 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible,
               (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such 120-day period shall be extended as necessary, to keep the registration statement effective until all such Registrable Securities are sold;
               (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;
               (c) furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;
               (d) use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;
               (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;
               (f) cause all such Registrable Securities registered pursuant to this Agreement hereunder to be listed on a national securities exchange or trading system and each securities exchange and trading system on which similar securities issued by the Company are then listed;
               (g) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and
               (h) use its reasonable best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 2, on the date on which such Registrable Securities are sold to the underwriter, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a “comfort” letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any.

          2.4 Furnish Information. (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.
          2.5 Expenses of Demand Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 2.1, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for all of the selling Holders (such legal fees not to exceed $35,000), collectively, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 2.1; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 2.1.
          2.6 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 2.2 hereof for each Holder (which right may be assigned as provided in Section 2.12 hereof), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the reasonable fees and disbursements of one counsel for all of the selling Holders, collectively, selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.
          2.7 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities to be sold other than by the Company that the underwriters determine in their reasonable discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company determine in their sole discretion will not jeopardize the success of the offering. In no event shall any Registrable Securities be excluded from such offering unless all other stockholders’ securities have been first excluded. In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Holders based on the number of Registrable Securities held by all selling Holders or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the Company’s IPO in which case the selling Holders may be excluded beyond this amount if the underwriters make the determination described above and no other stockholder’s securities be included in such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a Holder of Registrable Securities and which is an investment fund, partnership, limited liability company or corporation, the partners, members, retired partners, retired members, stockholders and Affiliates of such Holder, or the estates and family members of any such partners, retired partners, members and retired members and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder”, and any pro-rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling Holder,” as defined in this sentence.
          2.8 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.
          2.9 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:
               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Violation and the Company will pay to each such Holder, underwriter, controlling person or other aforementioned person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling person or other aforementioned person.
               (b) To the extent permitted by law, each selling Holder will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 2.9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, further, that, in no event shall any indemnity under this subsection 2.9(b) exceed the net proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder.
               (c) Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.
               (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 2.9, then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (I) no such Holder will be required to contribute any amount in excess of the aggregate public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (II) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation; provided, further, that in no event shall a Holder’s liability pursuant to this Section 2.9(d), when combined with the amounts paid or payable by such holder pursuant to Section 2.9(b), exceed the proceeds from the offering (net of any underwriting discounts or commissions) received by such Holder, except in the case of willful fraud by such Holder.
               (e) Unless otherwise superceded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and otherwise and shall survive the termination of this Agreement.
          2.10 Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S 3, the Company agrees to:
               (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company is subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;
               (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and
               (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S 3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

          2.11 Form S 3 Registration. In case the Company shall receive from Holders of at least 10% of all Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S 3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:
               (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and
               (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.11: (1) if Form S 3 is not then available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $1 million; (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such Form S 3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S 3 registration statement for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 2.11; provided, however, that the Company shall not utilize this right more than once in any twelve month period and provided, further, that the Company shall not register any securities for the account of itself or any other stockholder during such sixty day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Securities Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered); (4) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form S 3 for the Holders pursuant to this Section 2.11; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.
               (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to Section 2.11, including (without limitation) all registration, filing, qualification, printer’s and accounting fees and the reasonable fees and disbursements of one counsel for all of the selling Holder or Holders and counsel for the

Company, but excluding any underwriters’ discounts or commissions associated with Registrable Securities, shall be borne by the Company. Registrations effected pursuant to this Section 2.11 shall not be counted as demands for registration or registrations effected pursuant to Sections 2.1.
               (d) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to this Section 2.11 and the Company shall include such information in the written notice referred to in Section 2.11(a). The provisions of Section 2.1(b) shall be applicable to such request (with the substitution of Section 2.11 for references to Section 2.1).
          2.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is a subsidiary, Affiliate, parent, partner, member, limited partner, retired partner, retired member or stockholder of a Holder, (ii) is a Holder’s family member or trust for the benefit of an individual Holder or such Holder’s family member, or (iii), after such assignment or transfer, holds at least ten percent (10%) of the Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations) it purchased under the Original Purchase Agreement and is purchasing under the Purchase Agreement, provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 2.14 below; (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act; and (d) such transferee or assignee is not a competitor of the Company, as determined in good faith by the Board of Directors. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferee or assignee (i) that is a subsidiary, parent, partner, limited partner, retired partner, member, retired member or stockholder of a Holder; (ii) that is an Affiliate of the Holder, which means with respect to a limited liability company or a limited liability partnership, a fund or entity managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company, (iii) who is a Holder’s Immediate Family Member, (iv) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member, shall be aggregated together and with those of the assigning Holder; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 2.
          2.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a 60% of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included or (b) to demand registration of any securities held by such holder or prospective holder.
          2.14 “Market Stand Off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (l80) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired) held immediately prior to the effectiveness of the Registration Statement for such offering, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise (any of the foregoing actions described in foregoing clauses (i) and (ii), hereinafter, a “Transfer”); provided, however, nothing in this Section 2.14 shall restrict or prohibit the Transfer by any Holder of any shares of Common Stock (x) sold in the Company’s IPO pursuant to the registration rights provided under this Agreement, (y) purchased in the Company’s IPO, or (z) purchased in the public market following the Company’s IPO. The foregoing provisions of this Section 2.14 shall apply only to the Company’s IPO, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holders if all officers, directors and greater than one percent (1%) stockholders of the Company enter into similar agreements. The underwriters in connection with the Company’s IPO are intended third party beneficiaries of this Section 2.14 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Company’s IPO that are consistent with this Section 2.14 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply to all Holders subject to such agreements pro rata based on the number of shares subject to such agreements.
     In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.
          2.15 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 2 at anytime after (a) five (5) years following the consummation of a Qualified IPO. Except for the Investor’s obligations under Section 2.14, all other provisions of this Section 2 shall terminate and expire as to any Investor whose shares of Preferred Stock are converted into Common Stock pursuant to special mandatory conversion provisions set forth in Article Fourth, Section B.5A of the Charter upon such special mandatory conversion. Except for purposes of Section 2.14 and Section 3.5, following any such termination, such Investor shall no longer be deemed an “Investor” for any purpose of this Agreement.
     3. Information and Observer Rights.
          3.1 Delivery of Financial Statements. The Company shall deliver to each Major Investor:
               (a) as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, a balance sheet and income statement as of the last day of such year; a statement of cash flows for such year and a comparison between the actual figures for such year, the comparable figures for the prior year and the comparable figures included in the Budget (as defined below) for such year, with an explanation of any material differences between them and a schedule as to the sources and applications of funds for such year, such year end financial reports to be in reasonable detail, prepared in accordance with GAAP, (except that the financial report may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto which may be required in accordance with GAAP) and audited and certified by independent public accountants of nationally recognized standing selected by the Company;
               (b) as soon as practicable, but in any event within forty five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement, schedule as to the sources and application of funds for such fiscal quarter, an unaudited balance sheet and a statement of stockholder’s equity as of the end of such fiscal quarter;
               (c) as soon as practicable, but in any event with forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the number of common shares issuable upon conversion or exercise of any outstanding securities convertible or exercisable for common shares and the exchange ratio or exercise price applicable thereto and number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Major Investors to calculate its percentage equity ownership in the Company and certified by the Chief Financial Officer or Chief Executive Officer of the Company as being true, complete and correct;
               (d) as soon as practicable, but in any event within thirty (30) days of the end of each month, an unaudited income statement, an unaudited profit or loss statement, provided that the obligation to deliver such monthly financials shall be deemed satisfied with respect to any Major Investor if such financials are delivered to such Major Investor’s Board of Directors-designee, if any;
               (e) as soon as practicable, but in any event thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year (collectively, the “Budget”), prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company;
               (f) with respect to the financial statements called for in subsections (a), (b) and (d) of this Section 3.1, an instrument executed by the Chief Financial Officer and President or Chief Executive Officer of the Company and certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the periods specified therein, subject to year end audit adjustment;
               (g) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Major Investor or any assignee of the Major Investor may from time to time reasonably request, provided, however, that the Company shall not be obligated under this subsection (g) or any other subsection of Section 3.1 to (i) provide information which the Company reasonably deems in good faith to be a trade secret or similar confidential information (unless covered by an enforceable confidentiality agreement, in form reasonably acceptable to the Company) or (ii) would adversely affect the attorney-client privilege between the Company and its counsel;
               (h) if for any period the Company shall have any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries; and
               (i) Notwithstanding anything else in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date ninety (90) days prior to the Company’s good faith estimate of the date of filing of, and ending on the effective date of the registration effecting the IPO; provided that the Company is actively employing its reasonable best efforts to cause such registration statement to become effective.
          3.2 Inspection. The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be reasonably requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information or would adversely affect the attorney-client privilege between the Company and its counsel.
          3.3 Observer Rights. As long as Integral Capital Partners and its affiliated funds (i) own in the aggregate not less than 1,216,543 of the shares of the Preferred Stock it has purchased as of the date hereof (or an equivalent amount of Common Stock issued upon conversion thereof), and (ii) are not entitled to designate a number of the Company’s Board of Directors pursuant to that certain Second Amended and Restated Voting Agreement dated as of the date hereof by and among the Company and certain of its stockholders, as the same may be amended and restated from time to time (the “Voting Agreement”), the Company shall invite a representative of Integral Capital Partners to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors. As long as TCEE and its affiliated funds (i) own in the aggregate not less than 2,161,379 shares of the Preferred Stock it has purchased as of the date hereof (or an equivalent amount of Common Stock issued upon conversion thereof), and (ii) are not entitled to designate a member of the Company’s Board of Directors pursuant to the Voting Agreement, the Company shall invite a representative of TCEE to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors. Each of the foregoing representatives shall hold in confidence and trust and to act in a fiduciary manner with respect to all information provided pursuant this Section 3.3, and, the Company reserves the right to withhold any information and to exclude such representatives from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or to protect information the Company reasonably deems in good faith to be a trade secret or similar confidential information.
          3.4 Termination of Information, Inspection and Observer Covenants. The covenants set forth in Section 3.1, Section 3.2 and Section 3.3 shall terminate as to Investors and be of no further force or effect immediately prior to the consummation of the sale of shares of Common Stock when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Exchange Act or upon a Deemed Liquidation Event, as such term is defined in the Charter, whichever event shall first occur. With the exception of Section 3.5, the provisions of this Section 3 shall terminate and expire as to any Investor whose shares of Preferred Stock are converted into Common Stock pursuant to special mandatory conversion provisions set forth in Article Fourth, Section B.5A of the Charter upon such special mandatory conversion. Except for purposes of Section 2.14 and Section 3.5, following any such termination, such Investor shall no longer be deemed an “Investor” for any purpose of this Agreement.
          3.5 Confidentiality. Each Investor (other than Intel Capital Corporation) agrees that such Investor will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor its investment in the Company, any confidential information obtained from the Company pursuant to the terms of this Agreement, unless such confidential information (i) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.5 by such Investor), (ii) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information or (iii) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that a Investor may disclose confidential information (a) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (b) to any prospective investor of any Registrable Securities from such Investor as long as such prospective investor agrees in writing prior to such disclosure to be bound by the provisions of this Section 3.5, (c) to any Affiliate, partner, member, stockholder or wholly owned subsidiary of such Investor in the ordinary course of business, or (d) as may otherwise be required by law, provided that the Investor takes reasonable steps to minimize the extent of any such required disclosure. The Company acknowledges that at least some of the Investors are in the business of venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Subject to this Section 3.5, nothing in this Agreement shall preclude or in any way restrict the Investors from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company.
     4. Right of First Offer.
          4.1 Right of First Offer. Subject to the terms and conditions specified in this Section 4.1, and applicable securities laws, in the event the Company proposes to offer or sell any New Securities, the Company shall first make an offering of such New Securities to each Investor in accordance with the following provisions of this Section 4.1. A Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners, members and Affiliates in such proportions as it deems appropriate.
               (a) The Company shall deliver a notice, in accordance with the provisions of Section 6.5 hereof, (the “Offer Notice”) to each of the Investors stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.
               (b) By written notification received by the Company, within twenty (20) calendar days after mailing of the Offer Notice, each of the Investors may elect to purchase or obtain, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the number of then issued and outstanding shares of Common Stock (including shares of Common Stock issuable upon conversion of shares of the Preferred Stock held by such Investor) then held by such Investor bears to the total number of then issued and outstanding shares of Common Stock of the Company (including shares of Common Stock issuable upon conversion of all shares of the Preferred Stock). The Company shall promptly, in writing, inform each Investor that elects to purchase all the shares available to it (each, a “Fully Exercising Investor”) of any other Investor’s failure to do likewise. During the ten (10) day period commencing after receipt of such information, each Fully Exercising Investor shall be entitled to obtain that portion of the New Securities for which Investors were entitled to subscribe but which were not subscribed for by the Investors which is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held, by such Fully Exercising Investor bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares.
               (c) If all New Securities referred to in the Offer Notice are not elected to be purchased or obtained as provided in Section 4.1(b) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in Section 4.1(b) hereof, offer the remaining unsubscribed portion of such New Securities (collectively, the “Refused Securities”) to any person or persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Investors in accordance with this Section 4.1.
               (d) The right of first offer in this Section 4.1 shall not be applicable to: (i) shares of Common Stock issued or deemed issued to employees or directors of, or consultants to, the Company or any of its subsidiaries pursuant to any Company equity incentive plan approved by the Board of Directors of the Company; (ii) shares of Common Stock issued in an IPO; (iii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities outstanding on the date hereof; (iv) securities issued in connection with any stock split or stock dividend of the Company; (v) shares of Common Stock issued or deemed issued in connection with a financing by bank, equipment lessors or other lending institutions, provided any such financing is approved by the Board of Directors of the Company, such approval to include the approval of each of the Preferred Directors then in office; or (vi) shares of Common Stock issued or deemed issued solely in consideration for the acquisition (whether by merger or otherwise) by the Company or any of its subsidiaries of all or substantially all of the stock or assets of any other person or entity, provided any such acquisition is approved by the Board of Directors of the Company, such approval to include the approval of each of the Preferred Directors then in office or (vii) the issuance of Series B-1 Preferred Stock pursuant to the Purchase Agreement.
               (e) The right of first offer set forth in this Section 4.1 may not be assigned or transferred except that (i) such right is assignable by each Investor to any Affiliate of such Investor, and (ii) such right is assignable by any Investor to any other Investor.
          4.2 Termination. The provisions of this Section 4 shall terminate upon the earlier of: (a) the consummation of a Qualified IPO, (b) upon a Deemed Liquidation Event, as such term is defined in the Charter, and (c) on the first date on which less than 4,300,000 shares of Preferred Stock remain outstanding. The provisions of this Section 4 shall terminate and expire as to any Investor whose shares of Preferred Stock are converted into Common Stock pursuant to special mandatory conversion provisions set forth in Article Fourth, Section B.5A of the Charter upon such special mandatory conversion. Except for purposes of Section 2.14 and Section 3.5, following any such termination, such Investor shall no longer be deemed an “Investor” for any purpose of this Agreement.
     5. Additional Covenants.
          5.1 Insurance. The Company shall maintain from financially sound and reputable insurers (i) insurance coverage on the Company’s property and business, including without limitation, insurance against liability and the perils of casualty, fire, business interruption, and extended coverage in commercially reasonable amounts of coverage to the extent customarily maintained by companies in the same or similar business, and of similar size, as the Company and (ii) Directors and Officers Errors and Omissions insurance in an amount of not less than $1 million. The Company shall maintain, until such time as the Board of Directors determines that such insurance should be discontinued, “key-person” insurance on each of

Michael Simon and Marton Anka, each in an amount of not less than $1 million. The “key person” policy shall name the Company as loss payee and neither policy shall be cancelable by the Company without prior approval of the Board of Directors, such approval to include the approval of each of the Preferred Directors then in office.
          5.2 Employee Agreements. The Company will cause (i) each person now or hereafter employed by it or any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a non-disclosure and proprietary rights assignment agreement and (ii) each Key Employee to enter into a Employee Confidentiality, Invention Assignment and Non-Competition Agreement, in substantially in the form attached hereto as Exhibit A. In addition, the Company shall not amend, modify, terminate, waive or otherwise alter, in whole or in part, any of the above-referenced agreements or any restricted stock agreement between the Company and any employee without the consent of those members of the Board of Directors, such consent to include the consent of each of the Preferred Directors then in office.
          5.3 Employee Vesting. Unless approved by the Board of Directors, such approval to include the approval of each of the Preferred Directors then in office, of the Company, all future employees and consultants of the Company who shall purchase, or receive options to purchase, shares of the Company’s capital stock following the date hereof shall be required to execute stock purchase or option agreements providing for (i) vesting of shares over a four-year period with the first 25% of such shares vesting not sooner than following twelve (12) months of continued employment or services to the Company by the grantee, and the remaining shares vesting in equal quarterly installments over the following 36 months, (ii) a 180-day lockup period in connection with the Company’s IPO and (iii) termination of the exercisability no later than ninety (90) days after termination of the grantee’s service relationship with the Company. The Company agrees that it shall be a condition to the grant of any further options to each employee of the Company that such employee execute an amendment to such employee’s existing option agreements providing that the options subject to such stock option agreements shall cease to be exercisable no later than ninety (90) days after the termination of such employee’s service relationship with the company. The Company shall retain a “right of first refusal” on employee transfers until the Company’s IPO and the right to repurchase unvested shares at cost.
          5.4 Employee Compensation; Severance. The approval of the Compensation Committee of the Board of Directors shall be required for: (a) annual cash compensation (including, without limitation, base salary and bonuses) in excess of $125,000 for any employee of the Company, and/or (b) any agreement to pay severance in excess of 30 days of an employee’s base salary; provided, however, any salary and severance agreements entered into prior to the date of this Agreement and fully disclosed to the Investors prior to the date of this Agreement shall not be subject to this Section 5.4(b).
          5.5 Matters Requiring Investor Director Approval. So long as the holders of Preferred Stock are entitled to elect a Preferred Director, the Company hereby covenants and agrees with each of the Investors that it shall not, without the approval of the Board of Directors, such approval to include the approval of each of the Preferred Directors then in office:

               (a) make, or permit any subsidiary to make, any loan or advance to any person, including, without limitation, any employee or director of the Company or any subsidiary, except advances and similar expenditures in the ordinary course of business or under the terms of a employee stock or option plan approved by the Board of Directors, such approval to include the approval of each of the then in office Preferred Directors;
               (b) make any investment, through the direct or indirect holding of securities or otherwise, other than investments in prime commercial paper, money market funds, certificates of deposit in any United States bank having a net worth in excess of $100,000,000 or obligations issued or guaranteed by the United States of America, in each case having a maturity not in excess of two years;
               (c) incur any aggregate indebtedness in excess of $100,000, other than trade credit incurred in the ordinary course of business;
               (d) adopt any plan, agreements, arrangements for the awarding of bonuses, stock, options or any equity incentive;
               (e) change the principal business of the Company, enter new lines of business, or exit the current line of business;
               (f) sell, transfer, license, pledge or encumber material technology or intellectual property, other than licenses granted in the ordinary course of business; or
               (g) enter into material agreements affecting the Company right to compete, including, without limitation, the Company’s granting of exclusive licenses or exclusive dealing, the Company’s agreement not to compete or the Company’s granting of most-favored customer or most-favored vendor status;
               (h) enter into any commercial arrangements with a party related to the Company’s directors, officers, employees or stockholders except on such terms that would be available on an arms’-length basis from an unrelated third party;
               (i) open internal accounts or lines of credit for the personal benefit of any of the Company’s directors, officers, employees or stockholders (other than in connection with any obligations owing to such person in respect of his or her right to indemnity;
               (j) establish or change the Company’s car policy;
               (k) select or dismiss the Company’s auditor other than for gross malfeasance; or
               (l) make any change to the Company’s equity incentive plan (including increasing the number of shares available for issuance thereunder) or alter the vesting schedule of any stock option grant otherwise previously approved by the Board.
          5.6 Meetings of the Board of Directors. Unless otherwise determined by the vote of a majority of the directors then in office, the Board shall meet at least four (4) times annually, in accordance with a schedule approved by the Board, and, during each annual period, at least one Board meeting will be held in the San Francisco Bay Area and at least one Board meeting will be held in Budapest, Hungary.
          5.7 Termination of Covenants. The covenants set forth in this Section 5 shall terminate and be of no further force or effect upon (a) consummation of a Qualified IPO and (b) upon a Deemed Liquidation Event, as such term is defined in the Charter.
     6. Miscellaneous.
          6.1 Transfers, Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
          6.2 Governing Law; Venue; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of laws. If the Agreement is translated into another language, the English language version shall control if any dispute shall arise over the interpretation of the wording of the Agreement. Each of the parties to this Agreement hereby agrees that the state and federal courts of the Commonwealth of Massachusetts shall have exclusive jurisdiction to hear and determine any claims or disputes between the parties hereto pertaining directly or indirectly to this Agreement, and all documents, instruments and agreements executed pursuant hereto or thereto, or to any matter arising here from (unless otherwise expressly provided for herein or therein). To the extent permitted by law, each party hereby expressly submits and consents in advance to such jurisdiction in any action or proceeding commenced by any of the other parties hereto in any of such courts, and agrees that service of such summons and complaint or other process or papers may be made by registered or certified mail addressed to such party at the address to which notices are to be sent pursuant to this Agreement. Each of the parties waives any claim that Boston, Massachusetts is an inconvenient forum or an improper forum based on lack of venue. The choice of forum set forth in this Section shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action to enforce the same in any other appropriate jurisdiction. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each party hereto (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that the other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section.
          6.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          6.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
          6.5 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or Schedule A or B (as applicable) hereto, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 7.6. If notice is given to the Company, a copy shall also be sent to Wilmer Cutler Pickering Hale and Dorr LLP, Attn: John H. Chory, Esq., 1100 Winter Street, Suite 4650, Waltham, MA 02451. If notice is given to Intel Capital Corporation, notice shall be sent to:
Intel Corporation
Attn: Intel Capital Portfolio Manager
2200 Mission College Blvd., M/S RN6-59
Santa Clara, CA 95052
Fax Number: (408) 653-6796
with a copy by e-mail to: portfolio.manager@intel.com
          6.6 Costs of Enforcement. If any Party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing Party shall pay all costs and expenses incurred by the prevailing Party, including, without limitation, all reasonable attorneys’ fees.
          6.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of 60% of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereunder may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination or waiver applies to all Investors in the same fashion (it being agreed that a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction). The Company shall give prompt written notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination or waiver. Any amendment, termination or waiver effected in accordance with this Section 6.7 shall be binding on all parties hereto, even if they do not execute such consent. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.
          6.8 Severability. The invalidity of unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.
          6.9 Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.
          6.10 Entire Agreement; Restatement of Prior Agreement. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled. Upon the effectiveness of this Agreement, the Prior Agreement shall be amended and restated in its entirety as set forth herein.
          6.11 Transfers of Rights. Each Investor hereto hereby agrees that it will not, and may, not assign any of its rights and obligations hereunder, unless such rights and obligations are assigned by such Investor to (a) any person or entity to which Registrable Securities are transferred by such Investor, or (b) to any Affiliate of such Investor, and, in each case, such transferee shall be deemed an “Investor” for purposes of this Agreement; provided that such assignment of rights shall be contingent upon the transferee providing a written instrument to the Company notifying the Company of such transfer and assignment and agreeing in writing to be bound by the terms of this Agreement.
          6.12 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first above written.

LOGMEIN, INC.
By:	/s/ Michael Simon
Name:
Title:

[Investor Signature Pages Follow]

INVESTORS: POLARIS VENTURE PARTNERS IV, L.P. By: Polaris Venture Management Co., IV, L.L.C. Its General Partner
By:	/s/ William Bilodeau
William E. Bilodeau
Attorney-in-fact

POLARIS VENTURE PARTNERS ENTREPRENEURS’ FUND IV, L.P. By: Polaris Venture Management Co., IV, L.L.C. Its General Partner
By:	/s/ William Bilodeau
William E. Bilodeau
Attorney-in-fact

PRISM VENTURE PARTNERS IV, L.P. By: Prism Investment Partners IV, L.P. its General Partner By: Prism Venture Partners IV, L.L.C. its General Partner
By:	/s/ [illegible]
Managing Director

TECHNOLOGIEHOLDING CENTRAL AND EASTERN EUROPEAN FUNDS NV
By:	/s/ [illegible]
Name:
Title:

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTORS (cont.): TECHNOLOGIEHOLDING CENTRAL AND EASTERN EUROPEANPARALLEL FUND BV
By:	/s/ [illegible]
Name:
Title:

INTEGRAL CAPITAL PARTNERS VI, L.P. By: Integral Capital Management VI, LLC Its General Partner
By:	/s/ [illegible]
Name:
Title:

John B. Landry

/s/ Michael Simon
Michael Simon

Marton Anka

Sean Ellis

Stephen Duzs

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTORS (cont.): PRISM VENTURE FUNDS IV, L.P.
By:
Name:
Title:

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTORS (cont.):

George Holmes

Robert Line

Timothy Guest

Adrian Friend

Thomas Hardart

Giles McNamee

Andreas Kemi

William Ellis

SERIOUS CAPITAL CORP.
By:
Name:
Title:

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTORS (cont.):

Valentin Matafonov

Jeff Hammill

Ray Skoglund

Mari Tangredi

Kevin Bardos

Joe Eckert

David Wieden

[Remainder of Page Intentionally Left Blank]
SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

JENNYBEAR INVESTMENT LLC
By:
Name:
Title:

INTEL CAPITAL CORPORATION
By:	/s/ Douglas M. Lusk
Print Name:
Title:

THIS IS THE SIGNATURE PAGE FOR LOGMEIN, INC. SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT ENTERED INTO BY AND BETWEEN LOGMEIN, INC. AND INTEL CAPITAL CORPORATION AND PREFERRED STOCK INVESTORS
SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SCHEDULE A
Investors
Polaris Venture Partners IV, L.P.
1000 Winter Street
Suite 3350
Waltham, MA 02451
Polaris Venture Partners Entrepreneurs’ Fund IV, L.P.
1000 Winter Street
Suite 3350
Waltham, MA 02451
Prism Venture Funds IV, L.P.
100 Lowder Brook Drive
Suite 2500
Westwood, MA 02090
Integral Capital Partners VI, L.P.
3000 Sand Hill Road
Building 3, Suite 240
Menlo Park, CA 94025
Technologieholding Central and Eastern European Funds NV
c/o Amaco (Netherlands) B.V.
Amsteldijk 166
1079 LH Amsterdam
P.O. Box 74120, 1070 BC Amsterdam
The Netherlands
Technologieholding Central and Eastern Europeanparallel Funds BV
c/o Amaco (Netherlands) B.V.
Amsteldijk 166
1079 LH Amsterdam
P.O. Box 74120, 1070 BC Amsterdam
The Netherlands
John B. Landry
c/o Adesso Systems
1 Liberty Square
7th Floor
Boston, MA 02109
Michael Simon
C/O LogMeIn, Inc.
500 Unicorn Park Drive
Woburn, MA 01801

Marton Anka
C/O LogMeIn Kft
Erzsabet Krt 50 IV. Em.
Budapest H-1073, Hungary
Sean Ellis
67 South Bedford Street
Suite 400 West
Burlington, MA 01803
Stephen Duzs
Ho Utea 4
Budapest XII, Hungary
George Holmes
C/O LogMeIn, Inc.
500 Unicorn Park Drive
Woburn, MA 01801
Robert Line
C/O Keystone, Vármegye u. 3.-5.
H-1052 Budapest, Hungary
Timothy Guest
Sas u. 1. IV/3 A
Budapest H-1051 Hungary
Adrian Friend
Platz 6, Postfach 1000
Herisau 9102, Switzerland
Thomas Hardart
19931 Ebenezer Church Road
Bluemont, VA 20135 USA
Giles McNamee
C/O McNamee Lawrence & Co. LLC
425 Boylston Street, Third Floor
Boston, Massachusetts 02116
Andreas Kemi
Platz 6, Postfach 1000
Herisau 9102, Switzerland
William Ellis
1606 Anita Lane
Newport Beach, CA 92660 USA

A-2

Serious Capital Corp.
#901, 1010 Olympic Drive
Canmore, Alberta, Canada T1W 2S5
Valentin Matafonov
67 South Bedford Street
Suite 400 West
Burlington, MA 01803
Jeff Hammill
Falk Miksa u. 7. I/8.
Budapest H-1055 Hungary
Ray Skoglund
42 8th St., #5410
Charlestown, MA 02129
Joe Eckert
C/O LogMeIn, Inc.
500 Unicorn Park Drive
Woburn, MA 01801
Kevin Bardos
C/O LogMeIn Kft
Erzsabet Krt 50 IV. Em.
Budapest H-1073, Hungary
Mari Tangredi
14A Chestnut St
Boston, MA 02108
David Wieden
[Address]
Jennybear Investments LLC
c/o David ibnAle
2882 Sand Hill Road
Suite 280
Menlo Park, CA 94025
Intel Corporation
Attn: Intel Capital Portfolio Manager
2200 Mission College Blvd., M/S RN6-59
Santa Clara, CA 95052
Fax Number: (408) 653-6796
with a copy by e-mail to: portfolio.manager@intel.com

A-3

EXHIBIT A
FORM OF EMPLOYEE CONFIDENTIALITY, ASSIGNMENT OF
INVENTIONS AND NON-COMPETITION AGREEMENT